UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2006
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2655 Seely Avenue, Building 5
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01. Other Events.
     On December 12, 2006, Cadence Design Systems, Inc. (“Cadence”) issued a press release relating to a proposed offering of $250 million principal amount of senior convertible notes due 2011 and $250 million principal amount of senior convertible notes due 2013 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). As required by Rule 135c(d) under the Securities Act, this press release is filed as exhibit 99.1 to this Current Report on Form 8-K.
     On December 12, 2006, Cadence issued a press release announcing that its Board of Directors has authorized the repurchase of up to $500 million of its common stock, effective immediately. This is in addition to the amount remaining under Cadence’s previous repurchase authorization. This press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.
     By virtue of this Current Report on Form 8-K, Cadence disclosed today that an individual filed suit against Cadence and five other companies on November 8, 2006 in the United States District Court for the Eastern District of Texas. The suit alleges that products of Cadence and the other defendants infringe a patent for an electronic simulation and emulation system that is owned by the plaintiff. The plaintiff seeks unspecified damages and attorneys’ fees and costs. Cadence disputes the plaintiff’s claims and intends to defend the lawsuit vigorously.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release dated December 12, 2006 regarding the offering of senior convertible notes.

99.2	Press release dated December 12, 2006 regarding common stock repurchase authorization.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 12, 2006

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ William Porter
William Porter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated December 12, 2006 regarding the offering of senior convertible notes.

99.2	Press release dated December 12, 2006 regarding common stock repurchase authorization.